UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

Gateway Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-06404	44-0651207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 4100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 336-0844

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 3.03 in this Current Report on Form 8-K regarding the Rights Agreement Amendment is incorporated by reference into this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

On July 17, 2013, Gateway Energy Corporation (the “Company”) entered into an Amendment (the “Rights Agreement Amendment”) to the Company’s existing Rights Agreement, dated as of February 26, 2010 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. The Rights Agreement Amendment accelerates the final expiration date of the Company’s preferred stock purchase rights (the “Rights”) from the close of business on February 26, 2020 to the close of business on July 18, 2013, at which time any Rights that were previously distributed to the holders of record of the Common Stock, par value $0.01 per share will expire and thereafter no person will have any rights pursuant to the Rights Agreement or the Rights.

The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 8.01 Other Events.

On July 11, 2013, the Company received an unsolicited proposal from the Company’s President and Chief Executive Officer and board member, Frederick M. Pevow, Jr., on behalf of himself and other potential investors (collectively, the “Participating Stockholders”), to acquire all of the outstanding shares of common stock of the Company not already owned by the Participating Stockholders for $0.015 per share in cash.  Thereafter, the board of directors formed a special committee (the “Special Committee”) to act on behalf of the Company in respect of such acquisition proposal.  The Special Committee consists of two members of the board of directors, David F. Huff and Perin Greg deGeurin, who are independent, and will be chaired by Mr. Huff.  The Special Committee is empowered to consider, including the authority to pursue, abandon or reject, the proposal from the Participating Stockholders.

No assurance can be given that the proposal from the Participating Stockholders, or any other transaction, will be consummated. The Company intends to disclose developments regarding these matters as directors determine there is a need to update the market.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1          Amendment to Rights Agreement dated as of July 17, 2013 by and between Gateway Energy Corporation and American Stock Transfer & Trust Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Energy Corporation

Dated: July 17, 2013	/s/ Frederick M. Pevow, Jr.
Frederick M. Pevow, Jr. President and Chief Executive Officer